Exhibit 99.2

Perspective Therapeutics Acquires CGMP-Compliant Manufacturing Facility

SEATTLE, WASHINGTON – March 05, 2024 – Perspective Therapeutics, Inc. (“Perspective” or “the Company”) (NYSE AMERICAN: CATX), a radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body, today announced the consummation of the acquisition of a state-of-the-art manufacturing facility and associated equipment and systems for the production of its 203Pb- and 212Pb-labeled radiopharmaceuticals.

Previously operated by Lantheus Holdings, Inc. (“Lantheus”) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company, this 11,500 square foot facility, located in Somerset, New Jersey, has operated in compliance with both Part 212 and Part 211 of Title 21 of the Code of Federal Regulations (CFR) in the U.S., meeting Current Good Manufacturing Practice (cGMP) requirements. As a cGMP compliant facility, Perspective intends to utilize the facility to manufacture clinical supply of high quality 203Pb-labeled tumor-specific peptides to visualize and diagnose tumors, and 212Pb-labeled radiopharmaceuticals to treat target tumors with targeted alpha therapies (TAT). Moreover, with its three cGMP suites at the facility, Perspective expects to have the capacity to meet future clinical trial and commercial demands at major cancer treatment centers throughout the Northeastern U.S.

The facility acquisition is part of a series of strategic agreements with Lantheus that Perspective announced on January 9, 2024, which included an initial equity investment in Perspective. In addition, on March 4, 2024, Perspective announced it had entered into an investment agreement to sell shares of the Company’s common stock to certain accredited institutional investors for gross proceeds of $87.4 million, $57.4 million of which will be purchased by Lantheus upon the consummation of the transaction.

“We look forward to welcoming the exceptional talent at this facility and integrating them into our team,” said Shane Cobb, Executive Vice President of Operations, Perspective Therapeutics. “The acquisition of this facility much earlier than initially planned is expected to allow us to move forward more quickly to deliver clinical and, if approved for commercialization, commercial doses. Given the 10.6-hour half-life for 212Pb lead, it is important that we have the infrastructure and personnel to support production of our radiopharmaceuticals, all within the vicinity of the patients we hope to impact. This is a significant milestone for Perspective as we build upon the progress we have made in establishing clinical manufacturing.”

“We are thrilled to expand our manufacturing and supply chain infrastructure to include this facility capable of operating in compliance with Parts 212 and 211,” said Thijs Spoor, Chief Executive Officer, Perspective Therapeutics. “The acquisition is a testament to our commitment to making our targeted alpha-particle therapies available to patients in critical need, and builds on our strategic expansion as we look to establish facilities in proximity to major treatment hubs in the U.S.”

“We are excited for the opportunity to strengthen our strategic collaboration with Perspective Therapeutics,” said Brian Markison, Chief Executive Officer, Lantheus. “We recognize the transformative potential of Perspective’s alpha therapies and platform which we believe have the potential to improve efficacy, while minimizing toxicity across a range of tumor settings. We are pleased the Somerset facility will be used to manufacture these innovative product candidates.”

About Part 211 and Part 212

Part 211 of Title 21 of the Code of Federal Regulations (CFR) outlines the Current Good Manufacturing Practice (cGMP) requirements for finished pharmaceutical products. It covers various aspects of pharmaceutical manufacturing, including facilities, equipment, controls, and processes to ensure the quality and safety of the final products. Part 212 of Title 21 of the CFR specifically pertains to the cGMP requirements for the manufacturing of positron emission tomography (PET) drugs. PET drugs are radiopharmaceuticals used in medical imaging, and Part 212 sets forth requirements tailored to their unique production processes and quality control measures. The main difference between Part 211 and Part 212 lies in their focus areas, with Part 212 catering to the specialized needs of PET drug manufacturing. Like drugs used for PET, Perspective anticipates that its 203Pb-labelled peptides will be regulated under Part 212. Like other manufactured drugs, Perspective anticipates that 212Pb-labelled peptides will be regulated under Part 211.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc., is a radiopharmaceutical development company that is pioneering advanced treatment applications for cancers throughout the body. The Company has a proprietary technology that utilizes the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting peptides. The Company is also developing complementary imaging diagnostics that incorporate the same targeting peptides which provide the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity associated with many other types of cancer treatments.

The Company's melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs have entered Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors at several leading academic institutions. The Company has also developed a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," “look forward to," "target," "project," "estimate," "believe," "predict," "potential" or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things: the Company’s belief that as a Current Good Manufacturing Practice (cGMP) compliant facility, it intends to utilize the facility to manufacture clinical supply of high quality 203Pb-labeled tumor-specific peptides to visualize and diagnose tumors, and 212Pb-labeled radiopharmaceuticals to treat target tumors with targeted alpha therapies; the Company’s expectation that with three on-site cGMP suites at the facility, it will have the capacity to meet future clinical trial and commercial demands at major cancer treatment centers throughout the Northeastern United States (U.S.); the Company’s belief that it has the infrastructure and personnel to support production of the Company’s radiopharmaceuticals, all within the vicinity of the patients it hopes to impact; the Company’s expectation that the facility will be capable of operating in compliance with Parts 212 and 211 of Title 21 of the Code of Federal Regulations (CFR); the Company’s commitment to make its targeted alpha-particle therapies available to patients in critical need and build on the Company’s strategic expansion as it looks to establish facilities in proximity to major treatment hubs in the U.S.; the Company’s expectation that the acquisition of the facility much earlier than initially planned will allow it to move forward more quickly to deliver clinical and, If approved for commercialization, commercial doses; the Company anticipates that its 203Pb-labelled peptides will be regulated under Part 212 of Title 21 of the CFR; the Company anticipates that its 212Pb-labelled peptides will be regulated under Part 211 of Title 21 of the CFR; the Company's prediction that complementary imaging diagnostics that incorporate certain targeting peptides provide the opportunity to personalize treatment and optimize patient outcomes; the Company's expectation that its "theranostic" approach enables the ability to see specific tumors and then treat it to potentially improve efficacy and minimize toxicity associated with many other types of cancer treatments; the Company's clinical development plans and the expected timing thereof; the potential functionality, capabilities, and benefits of the Company's product candidates and the potential application of these product candidates for other disease indications; the Company's expectations, beliefs, intentions, and strategies regarding the future; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the Company's ability to continue as a going concern, the potential that regulatory authorities may not grant or may delay approval for the Company's product candidates; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the Company's ability to obtain and maintain regulatory approval for the Company's product candidates; delays, interruptions or failures in the manufacture and supply of the Company's product candidates; the size and growth potential of the markets for the Company's product candidates, and the Company's ability to service those markets; the Company's cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the Company's expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company's ability to obtain additional funding to support its clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of its product candidates; the ability of the Company to manage growth and successfully integrate its businesses; the Company's ability to maintain its key employees; whether there is sufficient training and use of the Company's products and product candidates; the market acceptance and recognition of the Company's products and product candidates; the Company's ability to maintain and enforce its intellectual property rights; the Company's ability to maintain its therapeutic isotope supply agreement with the Department of Energy; the Company's ability to continue to comply with the procedures and regulatory requirements mandated by the FDA for additional trials, Phase 1 and 2 approvals, FDA Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in the Company's most recent Transition Report on Form 10-KT and the Company's most recent Quarterly Report on Form 10-Q, each filed with the Securities and Exchange Commission (the "SEC"), in the Company's other filings with the SEC, and in the Company's future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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